Exhibit 15

May 2, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 2, 2007 on our review of interim financial information of MasterCard Incorporated (the “Company”) for the three month periods ended March 31, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in the Company’s Registration Statements on Form S-8 dated June 30, 2006 and August 9, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP